Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated September 28, 2016 with respect to the financial statements of AB Multi-Manager Select Retirement Allocation Fund, AB Multi-Manager Select 2010 Fund, AB Multi-Manager Select 2015 Fund, AB Multi-Manager Select 2020 Fund, AB Multi-Manager Select 2025 Fund, AB Multi-Manager Select 2030 Fund, AB
Multi-Manager   Select   2035  Fund,  AB  Multi-Manager  Select  2040  Fund,  AB
Multi-Manager Select 2045 Fund, AB Multi-Manager Select 2050 Fund, AB Multi-Manager Select 2055 Fund, eleven of the portfolios constituting AB Cap Fund, Inc. for the fiscal year ended July 31, 2016, which are incorporated by reference in this Post-Effective Amendment No. 219 to the Registration Statement (Form N-1A No. 2-29901) of AB Cap Fund, Inc.


                                                      /s/ ERNST & YOUNG LLP

New York, New York
November 28, 2016